Exhibit 10.17A
Schedule of Named Executive Officers* Party to Change of Control Employment Agreement (BE4 and Higher Version)
(As of December 31, 2023)
Curtis C. Farmer

*Named Executive Officers as disclosed in registrant's most recent proxy statement.